Exhibit 23.4







            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 1999 which appears on page F-2 of the Annual Report on Form 10-K/A of Equitex, Inc. for the year ended December 31, 2000.



                                          /s/ DAVIS & CO., CPAs, P.C.
                                          DAVIS & CO., CPAs, P.C.

Englewood, Colorado
November 13, 2001